UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2015
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 9, 2015, the Board of Directors (the “Board”) of Caterpillar Inc. (the “Company”) approved and adopted amended and restated Bylaws in order to implement “proxy access,” which allows eligible stockholders to include their own director nominees in the Company’s proxy materials under the circumstances set forth in the Company’s Bylaws. Pursuant to the proxy access provision adopted by the Board, a stockholder or a group of up to 20 stockholders, who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding common stock for at least three years, may include director nominees constituting up to the greater of two directors or 20% of the total number of directors on the Board in the Company’s proxy materials for an annual meeting of stockholders if such stockholder or group of stockholders complies with the other requirements set forth in the proxy access provision. The amended and restated Bylaws approved by the Board became effective immediately upon approval, and accordingly, the proxy access provision will be first available to stockholders in connection with the Company’s 2016 annual meeting of stockholders.

The foregoing summary of the amended and restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the amended and restated Bylaws.  The amended and restated Bylaws and a copy marked to show changes are attached as Exhibits 3.1 and 3.2 respectively. Exhibit 3.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

3.1    Bylaws of Caterpillar Inc., as amended and restated effective as of December 9, 2015

3.2    Marked Bylaws of Caterpillar Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

December 10, 2015	By:	/s/James B. Buda
James B. Buda
Executive Vice President, Law and Public Policy

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Caterpillar Inc., as amended and restated effective as of December 9, 2015
3.2	Marked Bylaws of Caterpillar Inc.